EXHIBIT 10.1

AMENDMENT NO. 3 TO
STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT (this “Amendment  No. 1”), dated [August 31, 2007], is made by and among Harbor Acquisition Corporation, a Delaware corporation (the “Company”), Elmet Technologies, Inc., a Delaware corporation (“Elmet”) and the stockholders of Elmet listed on Schedule A-1 and Schedule A-2 of the Stock Purchase Agreement, as defined hereafter (the “Stockholders”).

WHEREAS, the parties hereto have entered into that certain stock purchase agreement, dated as of October 17, 2006, as amended on February 9, 2007 and July 19, 2007, by and among the Company, Elmet and the Stockholders (the “Stock Purchase Agreement”), whereby the Company has agreed to buy, and the Stockholders have agreed to sell, all of the shares of Elmet (other than the Retained Shares, as defined therein, and the Company Warrants, as defined therein) to the Company under the terms and conditions set forth therein;

WHEREAS, under the Stock Purchase Agreement, the Stockholders have appointed Knute C. Albrecht as their true and lawful agent and attorney-in-fact, referred to therein as the Stockholders’ Representative, who has the full power of substitution to act, without limitation, in the name of the Stockholders and to execute all documents on behalf of the Stockholders in connection with the transactions contemplated in the Stockholder Agreement; and

WHEREAS, the parties hereto have agreed that the Stock Purchase Agreement be amended, as set forth herein, to (i) change the date after which, if the Proxy Statement has not been mailed by such date, either party may terminate the Stock Purchase Agreement, from August 31, 2007 to September 30, 2007 and (ii) to agree on one of the two independent directors nominated by Mr. Jensen, who are subject to the acceptance of Harbor’s Board of Directors., and defer the date upon which the second director would be named.

NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, the parties hereto hereby agree as follows:

1.             Amendment No. 3 to the Stock Purchase Agreement.

a.                                       Section 8.1(d) of the Stock Purchase Agreement is hereby amended to replace “August 31, 2007” in both places it appears with “September 30, 2007.”

b.                                      Section 4.11 shall be deleted in its entirety and replaced with the following:

“4.11       Directors and Officers of Harbor On Closing Date.

Harbor, the Company and the Stockholders shall take all necessary action so that as of the Closing (a) the persons listed on Exhibit F hereto are elected to the positions of officers and directors, respectively, of Harbor, as set forth therein, to serve in such positions effective on the Closing Date and (b) the persons listed on Exhibit G shall have resigned from all of their positions and offices with Harbor.   Within six months of the Closing, Harbor will increase the size of the board from seven to eight and elect one non-management individual with applicable business experience designated by the Elmet CEO and approved by a majority of the non-management members of the Board of Directors of Harbor at the time of such designation.

c.                                       Exhibit F to the Stock Purchase Agreement is hereby amended in its entirety and replaced with Exhibit F attached hereto.

2.             Reference to and Effect on the Stock Purchase Agreement.  Upon the due execution and delivery of this Amendment No. 3 by the parties hereto, on and after the date hereof each reference in the Stock Purchase Agreement to the “Agreement”, “hereunder,” “hereof,” “herein,” or words of like import referring to the Stock Purchase Agreement shall mean and be a reference to the Stock Purchase Agreement as amended hereby.  Except as specifically amended above, the Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3.             Execution in Counterparts.  This Amendment No. 3 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

[This space intentionally left bank]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 3 To Stock Purchase Agreement as of the date set forth above.

HARBOR ACQUISITION CORPORATION

By:	/s/ Robert J. Hanks
Robert J. Hanks, Chief Executive Officer

ELMET TECHNOLOGIES, INC.

By:	/s/ John S. Jensen
John S. Jensen, President

STOCKHOLDERS

By:	/s/ Knute C. Albrecht
Knute C. Albrecht, Attorney-in-Fact

EXHIBIT F

HARBOR ACQUISITION CORPORATION

LIST OF OFFICERS FOLLOWING CLOSING

(as amended on August 31, 2007)

Officers:

Jack Jensen - President and Chief Executive Officer (principal executive officer)

Carl Miller —Treasurer and Chief Financial Officer (principal financial & accounting officer)

[David Dullum — Secretary]

Directors:

John Carson, Chairman

Knute Albrecht

David Dullum

Robert J. Hanks, Vice Chairman

John S. Jensen

William Mahoney

James F. O’Connor